Appendix A to Unified Investment Advisory Agreement

(February 1, 2022)

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Effective Date
• iMGP Equity Fund	April 1, 2013
• iMGP International Fund	April 1, 2013
• iMGP Alternative Strategies Fund	April 1, 2013
• iMGP High Income Alternatives Fund	August 28, 2018
• iMGP SBH Focused Small Value Fund	July 31, 2020
• iMGP Oldfield International Value Fund	October 30, 2020
• iMGP Dolan McEniry Corporate Bond Fund	September 20, 2021
• iMGP DBi Managed Futures Strategy ETF	September 20, 2021
• iMGP DBi Hedge Strategy ETF	September 20, 2021
• iMGP RBA Responsible Global Allocation ETF	February 1, 2022

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:		By:
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer

Appendix B to Unified Investment Advisory Agreement

(February 1, 2022)

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Fee Rate
• iMGP Equity Fund	1.10% of the Fund’s daily net assets up to $750 million 1.00% of the Fund’s daily net assets in excess of $750 million

• iMGP International Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion

• iMGP Alternative Strategies Fund

1.40% of the Fund’s daily net assets up to $2 billion

1.30% of the Fund’s daily net assets between $2 billion and $3 billion

1.25% of the Fund’s daily net assets between $3 billion and $4 billion

1.20% of the Fund’s daily net assets in excess of $4 billion

• iMGP High Income Alternatives Fund

0.95% of the Fund’s daily net assets up to $1 billion

0.925% of the Fund’s daily net assets between $1 billion and $2 billion

0.90% of the Fund’s daily net assets between $2 billion and $3 billion

0.875% of the Fund’s daily net assets between $3 billion and $4 billion

0.85% of the Fund’s daily net assets in excess of $4 billion

• iMGP SBH Focused Small Value Fund	1.00% of the Fund’s daily net assets

• iMGP Oldfield International Value Fund	0.70% of the Fund’s daily net assets

• iMGP Dolan McEniry Corporate Bond Fund	0.50% of the Fund’s daily net assets

• iMGP DBi Managed Futures Strategy ETF	0.85% of the Fund’s daily net assets

• iMGP DBi Hedge Strategy ETF	0.85% of the Fund’s daily net assets

• iMGP RBA Responsible Global Allocation ETF	0.55% of the Fund’s daily net assets

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:		By:
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer